EXHIBIT 10.1
Execution Version

Amended and Restated
Contribution Agreement
(NRG)
By and Among
Texas Genco Holdings, Inc.,
NRG South Texas LP
And
NRG Nuclear Development Company LLC,
and Certain Subsidiaries Thereof
March 25, 2008

ARTICLE I
DEFINITIONS

1.1 Definitions	1
1.2 Construction	1

ARTICLE II
CONTRIBUTION

2.1 Contribution by South Texas	2
2.2 Contribution by Genco	3
2.3 Excluded Assets	3
2.4 Retained Obligations	3
2.5 Assumed Obligations	3

ARTICLE III
CLOSING

3.1 Closing	4
3.2 Closing Conditions	4
3.3 Closing Deliveries	5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SOUTH TEXAS

4.1 Organization; Power of Authority	6
4.2 Execution and Delivery	6
4.3 Non-Contravention	6
4.4 Transferred Contracts	7
4.5 Legal Proceedings	7
4.6 Contributed Assets	7
4.7 South Texas Nuclear Plant Representations	8
4.8 Brokers, Finders and Investment Bankers	8
4.9 NRG Energy Inc. Ownership of South Texas	8

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF GENCO

5.1 Organization; Power of Authority	8
5.2 Execution and Delivery	8
5.3 Non-Contravention	8
5.4 Legal Proceedings	9
5.5 Contributed Assets	9
5.6 Brokers, Finders and Investment Bankers	9
5.7 NRG Energy Inc. Ownership of Genco	9
Contribution Agreement
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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1 Organization; Power of Authority	9
6.2 Execution and Delivery	9
6.3 Non-Contravention	9
6.4 Brokers, Finders and Investment Bankers	10

ARTICLE VII
ADDITIONAL AGREEMENTS AND COVENANTS

7.1 No Other Representation	10
7.2 Transaction Costs	10
7.3 Indemnifications by South Texas and Genco	10
7.4 Indemnifications by the Company and its Subsidiaries	11
7.5 Indemnification Procedure	11
7.6 Liability Limits	13
7.7 Exclusive Remedy	14
7.8 Tax Matters	14
7.9 Access to Records	14
7.10 Consequential Damages	14
7.11 Disclosure Schedules	15

ARTICLE VIII
GENERAL

8.1 Successors and Assigns	15
8.2 Amendments	15
8.3 No Merger	16
8.4 Further Assurances	16
8.5 Notices	16
8.6 Entire Agreement	17
8.7 Governing Law	17
8.8 Dispute Resolution	17
8.9 Severability	17
8.10 Counterparts	17
8.11 Remedies	18
EXHIBITS

A	-	Defined Terms
B	-	Contribution and Assumption Agreement
C	-	Arbitration Procedures
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SCHEDULES

Schedule 2.1(d)	Transferred Contracts and Permits
Schedule 2.3	Excluded Assets
Schedule 4.3	Non-Contravention
Schedule 4.4	Defaults under Transferred Contracts
Schedule 4.5	Legal Proceedings
Schedule 4.6	Exceptions to Title
Schedule X	Permitted Encumbrances
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GLOSSARY OF DEFINED TERMS
     The page or Exhibit location of the definition of each capitalized term used in this Agreement is set forth in this Glossary:

Affiliate	Exhibit A
Agreement	1
Arbitration Notice	Exhibit C
Arbitrator	Exhibit C
Assumed Obligations	3
Basket Amount	13
Business Day	Exhibit A
Charter Documents	Exhibit A
Claim	11
Closing	4
Closing Date	4
COLA	Exhibit A
Common South Texas Project Property	Exhibit A
Common Station Facilities	Exhibit A
Company	1
Company Parties	10
Contributed Assets	3
Contributing Parties	11
Contribution and Assumption Agreement	5
CPR	Exhibit C
Development Rights	3
Dispute	Exhibit C
Disputing Party	Exhibit C
Effective Date	1
Encumbrance	Exhibit A
Environmental Laws	Exhibit A
**	3
Genco	1
Governmental Authority	Exhibit A
Hazardous Substance	Exhibit A
Indemnified Party	11
Indemnifying Party	11
Knowledge of Genco	Exhibit A
Knowledge of South Texas	Exhibit A
Law	Exhibit A
Lien	Exhibit A
Litigation Counsel	12
Losses	Exhibit A
Material Adverse Effect	Exhibit A
Multi-Unit Agreement	Exhibit A
NRC	Exhibit A
NRG 3	1
NRG 4	1
Nuclear Intangibles	Exhibit A
OPCO	Exhibit A
Operating Agreement	Exhibit A
Participant	Exhibit A
Participation Agreement	Exhibit A
Parties	1
Party	1
Permits	Exhibit A
Permitted Encumbrances	Exhibit A
Person	Exhibit A
Project Land	Exhibit A
Property Taxes	14
Release	Exhibit A
Retained Obligations	Exhibit A
Rules	Exhibit C
SEO	Exhibit C
South Texas	1
South Texas Plant Site	Exhibit A
South Texas Project	Exhibit A
ST3&4 Project	Exhibit A
STP3&4	1
Supplemental Agreements	Exhibit A
Tax	Exhibit A
Taxes	Exhibit A
Taxing Authority	Exhibit A
Title Transfer	Exhibit A
Transaction Documents	Exhibit A
Transferred Contracts	Exhibit A
Tribunal	Exhibit C

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(NRG)

Contribution Agreement
(NRG)

CONTRIBUTION AGREEMENT
(NRG)
     This AMENDED AND RESTATED CONTRIBUTION AGREEMENT (NRG) (this “Agreement”) is made as of March 25, 2008 (the “Effective Date”), by and among Texas Genco Holdings, Inc., a Texas corporation (“Genco”), NRG South Texas LP, a Texas limited partnership (“South Texas”, and together with Genco, the “NRG Parties”), NRG Nuclear Development Company LLC, a Delaware limited liability company (the “Company”), STP 3&4 Investments LLC, a Delaware limited liability company (“STP 3&4 ”), NRG South Texas 3 LLC, a Delaware limited liability company (“NRG 3 ”) and NRG South Texas 4 LLC, a Delaware limited liability company (“NRG 4”). Each of the above are individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Genco and South Texas have previously formed the Company;
     WHEREAS, South Texas owns certain development rights related to the development of additional nuclear generation facilities on the Project Land;
     WHEREAS, Genco owns certain intangibles related to the nuclear energy generation industry;
     WHEREAS, Genco, South Texas and the Company have previously entered into a Contribution Agreement (the “Prior Agreement”) whereby the NRG Parties agreed to contribute the Contributed Assets to the Company; and
     WHEREAS, the Parties now desire to amend and restate the Prior Agreement in its entirety.
     NOW, THEREFORE, in consideration of the premises, the agreements and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENTS
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A. The Glossary of Defined Terms, which follows the Table of Contents, sets forth the location in this Agreement of the definition for each capitalized term used herein.
     1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) each reference to an Article or Section refers to such Article or Section of this Agreement; (c)
Contribution Agreement
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each reference to a Schedule or Exhibit refers to such Schedule or Exhibit attached to this Agreement, which is made a part hereof for all purposes; (d) each reference to a Law refers to such Law as it may be amended from time to time, and each reference to a particular provision of a Law includes any corresponding provision of any succeeding Law; (e) the word “including” means “including, but not limited to”; and (f) each reference to money refers to the legal currency of the United States of America.
ARTICLE II
CONTRIBUTION
     2.1 Contribution by South Texas. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, and in exchange for an interest in the Company which shall be deemed immediately distributed to its parents and then to Genco, South Texas shall contribute (or cause its applicable Affiliate to contribute) to a subsidiary of the Company (as designated by the Company at Closing) the following assets and properties, in each case free and clear of any and all Encumbrances, other than Permitted Encumbrances:
(a)	all rights of South Texas under the Participation Agreement to develop the ST3&4 Project on the Project Land and the rights to become a Participant thereunder as to the development of the ST3&4 Project, which rights include (i) the right to the use of Common Station Facilities under such agreement as it relates to the ST3&4 Project, (ii) the rights under Section 6.5.2 of the Participation Agreement to own an undivided interest in a portion of the South Texas Plant Site, the Railroad Strip and the Common Station Facilities as a result of the development of the ST3&4 Project, (iii) the beneficial interest in all contract rights, Permit applications (including COLA) and all other intangible rights held by OPCO as agent for the Participants in the ST3&4 Project;

(b)	the rights of South Texas under the Supplemental Agreement;

(c)	the rights of a Participant under the Operating Agreement as such rights relate to the ST3&4 Project;

(d)	those contracts, Permit applications and other intangible rights described on Schedule 2.1(d) and, to the extent transferable to the Company, all other rights under contracts held directly by South Texas or its Affiliates, Permit applications, and other intangible rights held by South Texas or its Affiliates and in each case to the extent related to the development of the ST3&4 Project;

(e)	two resonant column torsional shear testing machines utilized for the analysis of soil borings;

(f)	subject to obligations of confidentiality set forth in the Transferred Contracts, copies of all books and records of South Texas relating to the Development Rights described in clauses (a) through (e) above; and
Contribution Agreement
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(g)	**
     The rights described in (a) through (f) above are the “Development Rights ”.
          2.2 Contribution by Genco. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, and in exchange for an interest in the Company, Genco shall contribute to the Company the Nuclear Intangibles, free and clear of any and all Encumbrances other than Permitted Encumbrances (the Nuclear Intangibles, the Development Rights and the **being the “Contributed Assets ”).
          2.3 Excluded Assets. Anything contained in Sections 2.1 and 2.2 or elsewhere to the contrary notwithstanding, the Contributed Assets shall not include the assets and rights of South Texas and Genco listed on Schedule 2.3.
          2.4 Retained Obligations. Notwithstanding anything in this Agreement or any Transaction Document to the contrary, it is understood and agreed that South Texas and Genco shall retain all liability for, and neither the Company nor any subsidiary thereof shall assume or have any obligation with respect to, their respective Retained Obligations.
          2.5 Assumed Obligations. NRG 3 and NRG 4, each severally as to unit 3 and unit 4, respectively, of the South Texas Project (and not as to the other of such units) shall at Closing assume all liabilities and obligations relating to the following: (a) all liabilities and obligations relating to the Development Rights (including the obligation to pay Property Taxes related to the ST3&4 Project or the Common South Texas Project Property if any, arising from and after the Closing Date), (b) South Texas’ obligations to make payments under the Participation Agreement for its share of the Project Costs (as defined in the Participation Agreement) related to the ST3&4 Project (to the extent not previously reimbursed by another Participant), even if Title Transfer has not yet occurred and even if such costs were incurred prior to the Closing Date, (c) all third party out of pocket costs incurred by South Texas or its Affiliates prior to the Closing Date (but not paid prior to Closing) and which relate the development of the ST3&4 Project and (d) obligations of subrogation with respect to guaranties provided by NRG or its Affiliates (other than the Company) to pay liabilities assumed under (a) through (c) of this Section 2.5. The Company shall at the Closing assume all liabilities and obligations relating to the Nuclear Intangibles. STP 3&4 shall at the Closing assume all liabilities and obligations relating to the **. The liabilities assumed by each of the above entities shall be the “Assumed Obligations ” of such entity. None of the Company or its subsidiaries is assuming any obligation assumed by any of the other of them under this Section 2.5.

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
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ARTICLE III
CLOSING
     3.1 Closing. The consummation of the actions described in Article II (the “Closing” ) shall be held at a location selected by the Parties, or if not otherwise selected at the offices of South Texas at 1301 McKinney, Suite 2300, Houston, Texas 77010, on a date selected by the Parties and occurring on or before April 30, 2008 or a date that is five (5) Business Days after satisfaction of the conditions set forth in Section 3.2 (the “Closing Date ”), and shall be deemed to have occurred at 11:59 p.m., central daylight time.
     3.2 Closing Conditions. The obligations of each of the Parties to proceed with the Closing are subject to the following:
(a)	Each other Party shall have delivered the Transaction Documents to which it is a party;

(b)	the accuracy in all material respects of the representations and warranties hereunder of the NRG Parties and the compliance by the NRG Parties with their material obligations hereunder, and the absence of any amendment or supplement to the Schedules hereto having been made which is reasonably likely to result in a Material Adverse Effect;

(c)	the accuracy in all material respects of the representations and warranties hereunder of the Company and its subsidiaries and the compliance by the Company with its obligations hereunder;

(d)	all consents set forth on Schedule 4.3 shall have been obtained, or with respect to such matters that under the applicable Law do not require consent but require that the Parties wait an amount of time prior to the Closing, the applicable amount of time shall have passed; and

(e)	there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Authority of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated, no proceeding or lawsuit shall have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by a Party or a material restriction on a Party’s operations as a result of such matter.
     The conditions set forth in the forgoing clauses are for the benefit of all Parties and may only be waived in a writing signed by all Parties.
Contribution Agreement
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     3.3 Closing Deliveries.
(a)	At the Closing, South Texas and Genco shall execute and deliver, as applicable, the following documents, where the execution or delivery of documents is contemplated, and shall take or cause to be taken the following actions, where the taking of action is contemplated:
(i)	Assignment and assumption agreements, duly executed by South Texas and Genco, assigning the Contributed Assets to the Company (or at the request of the Company, directly to one or more subsidiaries thereof), in the form of Exhibit B (each a “Contribution and Assumption Agreement ”);

(ii)	A certificate of the secretary or an authorized officer of South Texas, or its general partner, as applicable, dated as of the Closing Date, certifying as to (and attaching copies of) (A) a resolution of the general partner of South Texas authorizing and approving the execution by South Texas of each of the Transaction Documents to which it is a party and performance of the transactions contemplated thereunder, (B) the Charter Documents of South Texas and (C) the officers or directors of South Texas or its general partner, as applicable, who are authorized to sign the Transaction Documents to which South Texas is a party;

(iii)	A certificate of the secretary or an authorized officer of Genco, dated as of the Closing Date, certifying as to (and attaching copies of) (A) a resolution of board of directors of Genco authorizing and approving the execution by Genco of each of the Transaction Documents to which it is a party and performance of the transactions contemplated thereunder, (B) the Charter Documents of Genco and (C) the officers or directors of Genco who are authorized to sign the Transaction Documents to which Genco is a party;

(iv)	A certificate, duly executed by authorized officer of South Texas, certifying to the Company the truth as of the Closing Date of the representations and warranties of such entity as set forth in Article IV hereof;

(v)	A certificate, duly executed by authorized officer of Genco, certifying to the Company the truth as of the Closing Date of the representations and warranties of such entity as set forth in Article V hereof;

(vi)	Such other instruments and documents as are reasonably necessary to effect the transactions contemplated hereby to occur at Closing.
Contribution Agreement
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(b)	At the Closing, the Company shall deliver to South Texas and Genco, as applicable, the following documents, where the execution or delivery of documents is contemplated, and shall take or cause to be taken the following actions, where the taking of action is contemplated:
(i)	The Contribution and Assumption Agreements, duly executed by the Company or one of its subsidiaries;

(ii)	Certificates, duly executed by authorized officers of the Company, and its subsidiaries certifying to South Texas and Genco the truth as of the Closing Date of the representations and warranties of such entity as set forth in Article VI hereof; and

(iii)	Such other instruments and documents as South Texas or Genco reasonably deems necessary to effect the transactions contemplated hereby to occur at Closing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SOUTH TEXAS
     South Texas hereby represents and warrants to the Company as follows:
     4.1 Organization; Power of Authority. South Texas is duly formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, South Texas is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and South Texas has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, or beneficiaries, necessary for the due authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents by South Texas have been duly taken.
     4.2 Execution and Delivery. South Texas has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of South Texas enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
     4.3 Non-Contravention. South Texas’ authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents does not and will not (a) conflict with, or result in a breach, default or violation of, (i) the Charter Documents of South Texas, (ii) any contract or agreement to which South Texas is a party or is otherwise subject or (iii) any Law, order, judgment, decree, writ, injunction or arbitral award to which South Texas is subject or (b) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless in each case such requirement has already been satisfied or such matter is set forth in Schedule 4.3. South Texas has delivered to the Company copies of the written notices it gave to the other Participants pursuant to Sections
Contribution Agreement
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6.1 and 6.2 of the Participation Agreement with respect to the development of ST3&4 Project and such notices were provided to the other Participants on December 3, 2007, and **.
     4.4 Transferred Contracts. With respect to each Transferred Contract, except as set forth on Schedule 4.4 : (a) a true, correct and complete copy of such Transferred Contract has been provided to Toshiba by South Texas, (b) except as expressly set forth on Schedule 4.4 , such Transferred Contract has not been amended, modified or terminated and is in full force and effect, (c) such Transferred Contract is the legal and valid obligation of South Texas, and, to the Knowledge of South Texas, of each other party thereto, (d) neither South Texas nor, to the Knowledge of South Texas, any other Person is in breach or default under such Transferred Contract, (e) no event has occurred (including any event with notice or lapse of time, or both) that would, and the transactions contemplated by this Agreement and the other Transaction Documents shall not, constitute a breach or default, or permit termination, modification in any manner materially adverse to South Texas or acceleration of such Transferred Contract, and (f) to the Knowledge of South Texas, no party has asserted any right to offset, discount or otherwise abate any amount owing under such Transferred Contract. None of the rights of South Texas under the Transferred Contracts has been assigned or otherwise transferred (including by an absolute assignment of rents or contracts) or is the subject of any Encumbrance other than a Permitted Encumbrance.
     4.5 Legal Proceedings. Except as set forth in Schedule 4.5, there are no proceedings pending or, to the Knowledge of South Texas, threatened (a) with respect to the Development Rights or the ** or (b) that seek to restrain, prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.
     4.6 Contributed Assets. South Texas is vested with good title to each item included in the Development Rights and the **, and such title is free and clear of all Encumbrances other than Permitted Encumbrances. The Development Rights constitute all of the property and rights used or held for use by South Texas for the development of the ST3&4 Project. South Texas, as a Participant under the Participation Agreement, has good and marketable fee title to an undivided 44% tenant in common interest in land covered by the title policy referenced in Schedule 4.6 (which is generally the land defined as the South Texas Plant Site and the Railroad Strip in the Participation Agreement), except for the portions of such land that have since the date of the policy been conveyed for transmission or other purposes related to the South Texas Project and which are not material to the development of the ST3&4 Project or any Additional Units, as defined in the Multi-Unit Agreement, subject only to the Encumbrances set forth on Schedule 4.6 with respect thereto. To the Knowledge of South Texas, (i) all of the insurance required to be maintained by OPCO pursuant to the Participation is in full force and effect and (ii) all Property Taxes due and payable prior to the Closing date have been paid. To the Knowledge of South Texas, South Texas has not received any written notice that any portion of the South Texas Plant Site is the subject of any Release of Hazardous Substances that has not been remediated to the extent required by any Law effect at the time of such Release. As of the

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
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Closing, the incurred but unpaid accounts payable included within the Assumed Obligations do not exceed $10,000,000.00.
     4.7 South Texas Nuclear Plant Representations. To the Knowledge of South Texas, there are no inaccuracies related to the Common South Texas Project Property contained in the COLA or the supporting or supplementing documentation submitted to the NRC that could reasonably be expected to give rise to a Material Adverse Effect.
     4.8 Brokers, Finders and Investment Bankers. Neither South Texas nor any of its Affiliates, nor any of their respective partners, members, shareholders, directors, officers or employees has employed or retained any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby for which any of the other Parties has liability.
     4.9 NRG Energy Inc. Ownership of South Texas. South Texas is an indirect, wholly-owned subsidiary of NRG Energy, Inc.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF GENCO
     Genco hereby represents and warrants to the Company as follows:
     5.1 Organization; Power of Authority. Genco is duly formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, Genco is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and Genco has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, necessary for the due authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents by Genco have been duly taken.
     5.2 Execution and Delivery. Genco has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of Genco enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
     5.3 Non-Contravention. Genco’s authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents does not and will not (a) conflict with, or result in a breach, default or violation of, (i) the Charter Documents of Genco, (b) any contract or agreement to which Genco is a party or is otherwise subject or (ii) any Law, order, judgment, decree, writ, injunction or arbitral award to which Genco is subject or (iii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless in each case such requirement has already been satisfied or such matter is set forth in Schedule 4.3.
Contribution Agreement
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     5.4 Legal Proceedings. Except as set forth in Schedule 4.5, there are no proceedings pending or, to the Knowledge of Genco, threatened (a) with respect to the Nuclear Intangibles or the proposed developments described therein or (b) which seek to restrain, prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.
     5.5 Contributed Assets. Genco is vested with good title to each item included in the Nuclear Intangibles, and such title is free and clear of all Encumbrances other than the Permitted Encumbrances.
     5.6 Brokers, Finders and Investment Bankers. Neither Genco nor any of its Affiliates, nor any of their respective partners, members, shareholders, directors, officers or employees has employed or retained any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby for which any of the other Parties has liability.
     5.7 NRG Energy Inc. Ownership of Genco. Genco is an indirect, wholly-owned subsidiary of NRG Energy, Inc.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Each of the Company and its subsidiaries that is a Party hereto hereby represents and warrants to South Texas and Genco as follows:
     6.1 Organization; Power of Authority. It is duly formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its formation. If required by applicable Law, it is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of formation, and it has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, necessary for the due authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents by it have been duly taken.
     6.2 Execution and Delivery. It has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).
     6.3 Non-Contravention. Its authorization, execution, delivery, and performance of this Agreement and the other Transaction Documents does not and will not (a) conflict with, or result in a breach, default or violation of, (i) the Charter Documents of it, (ii) any contract or agreement to which it is a party or is otherwise subject or (iii) any Law, order, judgment, decree,
Contribution Agreement
(NRG)

writ, injunction or arbitral award to which it is subject or (b) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person.
     6.4 Brokers, Finders and Investment Bankers. Neither the Company nor any of its Affiliates, nor any of their respective partners, members, shareholders, directors, officers or employees has employed or retained any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby for which any of the other Parties has liability.
ARTICLE VII
ADDITIONAL AGREEMENTS AND COVENANTS
     7.1 No Other Representation. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE CONTRIBUTED ASSETS ARE BEING CONTRIBUTED HEREBY ON AN “AS IS, WHERE IS” BASIS, AND NEITHER SOUTH TEXAS NOR GENCO NOR ANY OTHER PERSON ON BEHALF OF SOUTH TEXAS, GENCO OR THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY SOUTH TEXAS, GENCO, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, PRINCIPALS, EMPLOYEES, AGENTS, MEMBERS OR REPRESENTATIVES OR ANY OTHER PERSON ON BEHALF OF SOUTH TEXAS, GENCO OR THEIR RESPECTIVE AFFILIATES, WITH RESPECT TO THE CONTRIBUTED ASSETS.
     7.2 Transaction Costs. Each Party shall bear and pay all of its own costs, fees and expenses, including any legal fees, brokerage commissions or finders’ fees, if any, incurred by or on its behalf in connection with the transactions contemplated by this Agreement and the other Transaction Documents.
     7.3 Indemnifications by South Texas and Genco.
(a)	Subject to the other terms of this ARTICLE VII, South Texas shall indemnify, defend and hold harmless, the Company, its subsidiaries, and their respective directors, officers, employees, successors, assigns and representatives (collectively, the “Company Parties ”) from and against any and all Losses arising out of or resulting from (i) the failure of any of South Texas’ representations or warranties contained in this Agreement, any Contribution and Assumption Agreement or the certificates to be delivered at Closing to be true and correct, (ii) the failure of South Texas to perform any of its covenants or obligations under this Agreement, any
Contribution Agreement
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Contribution and Assumption Agreement or the certificates or any other documents executed pursuant to this Agreement to be delivered at Closing, and (iii) the Retained Obligations.
(b)	Subject to the other terms of this ARTICLE VII, Genco shall indemnify, defend and hold harmless the Company Parties from and against any Losses arising out of or resulting from (i) the failure of any of Genco’s representations or warranties contained in this Agreement, any Contribution and Assumption Agreement or the certificates to be delivered at Closing to be true and correct, and (ii) the failure of Genco to perform any of its covenants or obligations under this Agreement, any Contribution and Assumption Agreement or the certificates or any other documents executed pursuant to this Agreement to be delivered at Closing.
     7.4 Indemnifications by the Company and its Subsidiaries. Subject to the other terms of this ARTICLE VII, the Company shall indemnify, defend and hold harmless, Genco, South Texas, and their respective directors, officers, employees, successors, assigns, and representatives (collectively, the “Contributing Parties ”) from and against any and all Losses arising out of or resulting from (a) the failure of any of the Company’s representations or warranties contained in this Agreement or in any other Transaction Document to be true and correct and (b) the failure of the Company to perform any of its covenants or obligations under this Agreement, any Contribution and Assumption Agreement or the certificates or any other documents executed pursuant to this Agreement to be delivered at Closing. Subject to the other terms of this ARTICLE VII, the one of the Company or its subsidiaries that under Section 2.5 is assuming the relevant Assumed Obligation shall indemnify, defend and hold harmless the Contributing Parties from and against any and all Losses arising out of or resulting from the relevant Assumed Obligation it is assuming.
     7.5 Indemnification Procedure.
(a)	Promptly following receipt by either the Company Parties or the Contributing Parties (each an “Indemnified Party ”) of notice by a third party (including any Governmental Authority) of any complaint or the commencement of any audit, investigation, action or proceeding (in each case, a “Claim ”) with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Loss, such Indemnified Party shall notify South Texas and Genco or the Company or its subsidiaries, as the case may be (the “Indemnifying Party ”); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such Claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the loss by the Indemnifying Party of (or other limitations to) rights and defenses otherwise available to the Indemnifying Party or the Indemnified Party with respect to such Claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the
Contribution Agreement
(NRG)

defense of such Claim (which may be with a reservation of rights to deny liability under an indemnity), including the employment of counsel hired in consultation with the Indemnified Party (“Litigation Counsel ”) and the payment of the fees and disbursements of such Litigation Counsel and other costs of such defense. In the event, however, that the Indemnifying Party declines or fails to assume the defense of such Claim as provided above or to employ Litigation Counsel, in either case within such twenty (20) day period, then such Indemnified Party may employ counsel to represent or defend the Indemnified Party in any such Claim, and the Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable fees and disbursements of such counsel and other reasonable costs of such defense (which reimbursement obligation shall accrue from the first dollar of such costs as incurred by the Indemnified Party). In any event, the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in connection with such Claim, unless Litigation Counsel determines that continued representation of the Indemnified Party is inappropriate due to a conflict of interest under applicable ethical rules resulting from its representation of both the Indemnifying Party and such Indemnified Party, in which case, the Indemnifying Party shall have the option of (i) appointing substitute counsel that does not believe it is subject to such a conflict of interest or (ii) employing and paying the fees and disbursements of different counsel to represent such Indemnified Party. Notwithstanding the Indemnifying Party’s election to assume the defense of any third party Claim, the Indemnified Party shall have the right at its cost to employ separate counsel (including local counsel) to monitor (but not control) such defense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use commercially reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.
(b)	No Indemnified Party may settle or compromise any Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such Claim pursuant to Section 7.5(a), (ii) such settlement, compromise or consent does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnifying Party and (iii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its directors, officers, employees, successors, assigns and representatives from all liability arising out of such Claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which
Contribution Agreement
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indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its directors, officers, employees, successors, assigns and representatives from all liability arising out of such Claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any material manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.
(c)	If an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such Claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such Claim. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any Claim made pursuant to this Section 7.5(c), it being understood that notices for Claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the period for such representation or warranty under Section 7.6. If the Indemnifying Party agrees it is liable for such Claim, it shall pay the amount of such liability to the Indemnified Party within ** or, in the case of any notice in which the amount of the Claim (or any portion of the Claim) is estimated, within ** after such later date when the amount of such Claim (or such portion of such Claim) becomes finally determined. In the event the Indemnifying Party does not respond to such Claim or disputes its liability with respect to such Claim, such Indemnified Party and the appropriate Indemnifying Party shall, as promptly as possible, establish the merits and amount of such Claim by making good faith efforts to come to an agreement or, failing mutual agreement, by the exercise of such legal remedies as may be available, subject to Sections 7.6, 7.7 and 7.10.
     7.6 Liability Limits. Except as expressly provided in the third sentence of Section 7.5(a), notwithstanding anything to the contrary set forth herein, in no event shall there be any liability under Section 7.3(a)(i) or 7.3(b)(i) until the aggregate amount of all Losses suffered arising from matters covered by the indemnity contained such Section exceeds ** (the “Basket Amount ”). In no event shall any Company Party be entitled to assert a claim under Sections 7.3(a)(i) or 7.3(b)(i) unless such Claim is submitted in compliance with the other procedures of Section 7.5 on or before, and the representations and warranties shall survive only until ** after the Closing Date, except that the representations and warranties contained in ** shall survive until 60 days after the termination of the applicable statue of limitation covering such matters, if

**	This portion has been redacted pursuant to a confidential treatment request.
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any. The collective liability of South Texas and Genco under Sections 7.3(a)(i) or 7.3(b)(i) shall not exceed **. No claim for indemnification may be made under Sections 7.3(a)(i) or 7.3(b)(i) if the Party making the claim had actual knowledge of such breach prior to Closing and elected to consummate the Closing. In determining the amount of any Losses entitled to indemnification under Section 7.3, the gross amount thereof will be reduced by any insurance proceeds actually **received by the claimant with respect to such Losses (net of any related deductibles and self insurance amounts).
     7.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary or any remedies that might otherwise be available under Law (other than claims based on fraud), the remedies set forth in this ARTICLE VII and the specific performance remedy referenced in Section 8.11 shall constitute the sole and exclusive remedies of the Parties hereto (or any assignee of a Party to which conveyance is made as contemplated in connection herewith) for any claims arising under this Agreement, the Contribution and Assumption Agreements, the certificates or any other documents executed pursuant to this Agreement to be delivered at Closing.
     7.8 Tax Matters. South Texas will duly and timely file with the appropriate Taxing Authority all Tax returns required under applicable Laws to be filed by South Texas for any period ending on or before the Closing Date that cover any of the Tax obligations described in clause (a) of the definition of the term Retained Obligations. All ad valorem taxes, personal property taxes and similar obligations (“Property Taxes ”) attributable to the Contributed Assets, including taxes indirectly payable pursuant to any lease, with respect to the tax period in which the Closing Date occurs shall be apportioned as of such Closing Date as set forth under the Participation Agreement. For the year of the Closing and each succeeding year until Title Transfer, at least 20 days prior to the date the Property Taxes are due, South Texas shall send to the Company or the one of its subsidiaries that is the owner thereof a statement that apportions the Property Taxes invoices received by South Texas between South Texas, on the one hand, and such owner, on the other hand, based on the Property Taxes actually invoiced and the relative value of the taxable property of South Texas and such owner. Within fifteen (15) days of receipt of such statement, the Company shall pay its portion of such Property Taxes.
     7.9 Access to Records. For all periods subsequent to Closing, the Company shall upon reasonable notice, allow South Texas and its respective advisors, reasonable access to all original records of South Texas delivered pursuant to this Agreement for the purpose of verifying or discovery of information relating to the business or affairs of South Texas prior to the Closing Date (and for a period of three (3) years after Closing) and after such reasonable notice, the Company shall cause such records to be available for such inspection. South Texas agrees to reimburse the Company for any and all expenses incurred by the Company or its subsidiaries in connection with the services required by the foregoing sentence.
     7.10 Consequential Damages. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY EVER BE LIABLE TO ANY OTHER

**	This portion has been redacted pursuant to a confidential treatment request.
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PARTY OR THIRD PARTY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE OR PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT.
     7.11 Disclosure Schedules. From time to time up to the Closing, Genco and South Texas shall promptly supplement or amend the schedules to this Agreement that it has delivered with respect to any matter first existing or occurring following the date hereof that comes to the Knowledge of Genco or the Knowledge of South Texas (except that Genco and South Texas shall update Schedule 2.1(d) for any contract that is included within Section 2.1(d) but is not listed on Schedule 2.1(d), so long as with respect to contracts existing as of the Effective Date, such updating occurs on or before March 21, 2008) and that (i) if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the schedules to this Agreement, or (ii) is necessary to correct any information in the schedules to this Agreement that has been rendered inaccurate thereby, but will not restrict the ability of the Company to refuse to consummate the Closing if the supplement or amendment of the schedules to this Agreement is reasonably likely to result in a Material Adverse Effect.
ARTICLE VIII
GENERAL
     8.1 Successors and Assigns. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns (and in the case of indemnities to the benefit of all Persons indemnified). This Agreement and the rights and obligations hereunder shall not be assigned by any Party hereto without the prior written consent of the other Parties, except that any Party may assign an interest in all of its rights and obligations hereunder to any Affiliate; provided that no assignment shall relieve any Party of its obligations hereunder. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement, except for the indemnified parties expressly identified in this Agreement.
     8.2 Amendments. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties. No waiver by any Party of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other breach of any other term, covenant, representation or warranty.
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     8.3 No Merger. Notwithstanding the fact that the Transaction Documents are not intended to, and do not, contain representations and warranties beyond those made in this Agreement, the Parties agree that the representations and warranties of the Parties in this Agreement shall not be extinguished or limited in any respect by, or be merged into the Transaction Documents.
     8.4 Further Assurances. Each Party agrees to execute such further instruments or documents as the other Party may from time to time reasonably request in order to confirm or carry out the transactions contemplated in this Agreement; provided that no such instrument or document shall expand a Party’s liability beyond that contemplated in this Agreement.
     8.5 Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands and other communications to be given hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) actual receipt or (d) the expiration of four Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a party hereto as shall be specified by like notice):
          If to Genco or South Texas, to:
               **
               and to:
               **
          If to the Company or its subsidiaries, to:
               **
               with a copy to:
               **
Any Party may change its Notice address by giving written notice to the other in the manner specified above.

**	This portion has been redacted pursuant to a confidential treatment request.
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     8.6 Entire Agreement. This Agreement, the other Transaction Documents, the attached schedules and exhibits and the agreements and documents to be executed pursuant to this Agreement constitute the entire agreement between the Parties as of the date of this Agreement and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.
     8.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK. The foregoing shall not apply to the conveyance instruments delivered pursuant to this Agreement to the extent the law of any state in which any particular asset or property is located mandates that the law of that state apply to the conveyance of the asset or property located there.
     8.8 Dispute Resolution.
(a)	Each Party hereby agrees that any dispute, controversy or claim between the Parties arises under this Agreement or is connected with or related in any way to this Agreement or any right, duty or obligation arising hereunder or the relationship of the Parties hereunder may be so submitted to binding arbitration hereunder and pursuant to the procedures set forth in Exhibit C, and if so submitted, shall be resolved exclusively and finally through such binding arbitration. This Section 9.8 and Exhibit C constitute a written agreement by the Parties to submit to arbitration any Dispute arising under or in connection with this Agreement within the meaning of the Federal Arbitration Act, 9.U.S.C. §§ 1, et. seq.

(b)	Prior to the appointment of the arbitration tribunal, any Party may seek provisional relief, including provisional injunctive relief, from any court of competent jurisdiction, and the application for such relief shall not be deemed inconsistent with, or a waiver of, the right to arbitrate the Dispute. With respect to any such application for provisional relief, the Parties irrevocably submit to the personal jurisdiction of the federal courts located in Washington, D.C., and waive objection to venue. Once the arbitration tribunal is appointed, all subsequent applications for provisional relief shall be made to the arbitration tribunal.
     8.9 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Law, the remaining provisions hereof shall not be affected thereby. In such event, the Parties hereto agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.
     8.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.
Contribution Agreement
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     8.11 Remedies. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available. Notwithstanding Section 8.8, either Party may seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending mediation or arbitration.
[Remainder of this page intentionally left blank.]
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     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

TEXAS GENCO HOLDINGS, INC.
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Vice President

NRG SOUTH TEXAS LP By: Texas Genco GP, LLC
its general partner
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Vice President

NRG NUCLEAR DEVELOPMENT COMPANY LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President

STP 3&4 INVESTMENTS LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President

Contribution Agreement
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Signature Page

NRG SOUTH TEXAS 3 LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President

NRG SOUTH TEXAS 4 LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	President

Contribution Agreement
(NRG)
Signature Page

EXHIBIT A
Definitions
     “Affiliate ” means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.
     “Business Day ” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by law to be closed.
     “Charter Documents ” means, with respect to any Person, the articles of incorporation or association and by-laws, the limited liability company agreement, or limited partnership agreement or other agreement or agreements that establish the legal personality of such Person.
     “COLA ” means the South Texas Project Unit 3 and 4 Docket No. PROJ0749 Combined License Application filed with the NRC dated September 20, 2007 and the supplements thereto.
     “Common South Texas Project Property ” means the portion of the South Texas Project and the Railroad Strip as to which the Company shall own an interest under the Participation Agreement as a result of the development of the ST3&4 Project, including the Project Land, as well as an undivided interest in the Common Station Facilities and the Railroad Strip.
     “Common Station Facilities ” has the meaning given such term in the Participation Agreement.
     “Encumbrance ” means any condemnation proceeding, restriction on transfer, preferential right, option, defect in title, condemnation award, expropriation award, operating lease, sublease, conditional sales contract or encumbrance of any nature whatsoever (including any Lien).
     “Environmental Laws ” means all Laws (and administrative or judicial interpretations by any Governmental Authority having the force and effect of Laws) relating to pollution or the protection of the environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata), and human health and safety in effect as of the date of this Agreement, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, arrangement for transport, arrangement for disposal, transport, reporting or handling of Hazardous Substances, and including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments
Contribution Agreement
(NRG)
Exhibit A—Definitions

Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Toxic Substances Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as each has been amended from time to time, and all other environmental conservation and protection laws.
     “Governmental Authority ” means any federal, state or local governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof).
     “Hazardous Substance ” means any substance listed, defined, designated or classified as a pollutant or contaminant or as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-product thereof; asbestos containing materials; polychlorinated biphenyls; urea formaldehyde foam insulation; radon gas; and radioactive material, waste and pollutants; radiation, radionuclides and their progeny; and nuclear waste including used nuclear fuel.
     “Knowledge of Genco ” means the actual knowledge of the following individuals: **.
     “Knowledge of South Texas ” means the actual knowledge of the following individuals: **.
     “Law ” means any statute, law, treaty, rule, code, ordinance, regulation, permit (including the Permits), or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.
     “Lien ” means any lien, mortgage, hypothecation, pledge, financing lease, security interest or similar claim, including any statutory landlord lien or lien for Taxes that are due and payable.
     “Losses ” means damages, claims, liabilities, losses, costs and expenses (including reasonable fees and expenses of counsel and court costs).
     “Material Adverse Effect ” means any supplement or amendment to the Schedules hereto pursuant to Section 7.11 that, individually or in the aggregate with any such other breach, supplement or amendment pursuant to Section 7.11 that could reasonably be expected to have a material adverse effect on the ability to develop the ST3&4 Project, taking into account the availability of insurance and time frame for expected development.

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(NRG)
Exhibit A—Definitions

     “Multi-Unit Agreement ” means that certain Multi-Unit Agreement, dated **, by and among Toshiba Corporation, the Company and NRG Energy, Inc.
     “NRC ” means the US Nuclear Regulatory Commission.
     “Nuclear Intangibles ” means, subject to confidentiality restrictions, written information memoranda received regarding ABWR investment opportunities and the right for the non-exclusive use of any books and records, including development plans, memoranda, site evaluations, financing plans and strategies and budgets related to the development of nuclear generation assets held by NRG Energy, Inc. or its Affiliates.
     “OPCO ” means STP Nuclear Operating Company, a Texas non-profit corporation.
     “Operating Agreement ” means the Operating Agreement, dated as of November 17, 1997, among OPCO, City of San Antonio, City of Austin and South Texas (as successor in interest to Central Power and Light Company and Houston Lighting & Power the Company).
     “Participant ” has the meaning given such term in the Participation Agreement.
     “Participation Agreement ” means the Amended and Restated South Texas Project Participation Agreement, effective as of November 17, 1997, between City of San Antonio, City of Austin and South Texas (as successor in interest to Central Power and Light Company and Houston Lighting & Power Company).
     “Permits ” means any permits, authorizations, registrations, identifications, licenses, variances, exemptions, orders, franchises, certificates and approvals required under or issued pursuant to any Law.
     “Permitted Encumbrances ” means the matters set forth on Schedule X .
     “Person ” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.
     “Project Land ” means the portion of the South Texas Plant Site, which shall be allocated for the exclusive use of the ST3&4 Project.
     “Release ” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
     “Retained Obligations ” means the obligations under the Participation Agreement and the Operating Agreement that by the terms of such documents are to be paid

**	This portion has been redacted pursuant to a confidential treatment request.
Contribution Agreement
(NRG)
Exhibit A—Definitions

exclusively by the owners of the Generating Units (as defined in the Participation Agreement) that do not constitute the ST3&4 Project.
     “South Texas Plant Site ” has the meaning given such term in the Participation Agreement.
     “South Texas Project ” has the meaning given such term in the Participation Agreement.
     “ST3&4 Project ” means the units 3 and 4 of the South Texas Project contemplated to be developed by the Company.
     “Supplemental Agreement ” means the South Texas Project Supplemental Agreement effective as of October 29, 2007, between South Texas and The City of San Antonio, as amended.
     “Tax ” or “Taxes ” means any taxes, assessments, fees, unclaimed property and escheat obligations imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, sales, use, property, personal property (tangible and intangible), Property Taxes, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, actual or estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     “Taxing Authority ” means, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.
     “Title Transfer ” means the time at which title to the Common South Texas Project Property shall have vested in the Company under the Participation Agreement.
     “Transaction Documents ” means, collectively, this Agreement, the Company LLC Agreement, the Contribution and Assumption Agreements, and any and all certificates and other documents delivered by the Parties at the Closing pursuant to the terms of this Agreement.
     “Transferred Contracts ” means the Participation Agreement, the Operating Agreement, the Supplemental Agreement and the contracts described in Schedule 2.1(d).
Contribution Agreement
(NRG)
Exhibit A—Definitions

EXHIBIT B
Form of Contribution and Assumption Agreement
     This CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”), is entered into as of [                     ___], 2008, by and between NRG South Texas LP, a Texas limited partnership, Texas Genco Holdings, Inc., a Texas corporation (each a “Transferor” and collectively, “Transferors”), and NRG Nuclear Development Company LLC, a Delaware limited liability company (“Recipient”).
RECITALS
     WHEREAS, Recipient was formed effective [                     ___], 2008 by Transferor and NRG South Texas LP, a Texas limited partnership and Texas Genco Holdings, Inc., a Texas corporation;
     WHEREAS, Transferors and Recipient have entered into a Contribution Agreement dated as of the date hereof (the “Contribution Agreement”), providing, among other things, for the transfer by Transferor to Recipient of the Contributed Assets;
     WHEREAS, pursuant to the Contribution Agreement, Transferors and Recipient are required to execute and deliver this Agreement in connection with the consummation of the transactions contemplated by the Contribution Agreement; and
     WHEREAS, NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
     1. Capitalized Terms. Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Contribution Agreement.
     2. Conveyance and Assignment of Assets. Subject to the terms of the Contribution Agreement, Transferors hereby sells, assigns, conveys, transfers and delivers unto Recipient and its successors and assigns the Contributed Assets.
     TO HAVE AND TO HOLD the Contributed Assets unto Recipient and its successors and assigns forever, together with all and singular the rights and appurtenances belonging or pertaining thereto; subject to the terms and limitations of the Contribution Agreement, and Transferors hereby binds themselves and their respective successors and assigns to warrant and forever defend all and singular the title to the Contributed Assets unto Recipient, its successors and assigns from all claims that would constitute a breach of a representation or warranty under the Contribution Agreement subject to the terms and limitations of the Contribution Agreement.
Contribution Agreement
(NRG)
Exhibit B — Form of Contribution and Assumption Agreement

     3. Subsequent Actions. Transferors hereby covenant to and with Recipient, its successors and assigns, to execute and deliver to Recipient, its successors and assigns, all such other and further instruments of conveyance, assignment and transfer, and all such notices, releases and other documents, that would more fully and specifically convey, assign, and transfer to and vest in Recipient, its successors and assigns, the title of Transferors in and to all and singular the Contributed Assets hereby conveyed, assigned, and transferred, or intended to be conveyed, assigned or transferred. To the extent that, with respect to any of the Contributed Assets, no assignment document other than this Agreement is executed, the parties intend for this Agreement to constitute the conveyance, transfer and assignment of such Contributed Assets. Following the date hereof, Transferors shall use their best efforts to take all actions necessary and appropriate to obtain all appropriate consents to assignment and other instruments not delivered at Closing necessary to validly assign the Contributed Assets.
     4. Assumption. Subject to terms of the Contribution Agreement, Recipient has and by these presents does hereby fully assume and agrees to discharge the Assumed Obligations.
     5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     6. Conflict and Inconsistency; No Merger. To the extent any conflict or inconsistency exists between the provisions of this Agreement and the Contribution Agreement, the provisions of the Contribution Agreement shall be controlling. The terms and provisions of the Contribution Agreement (including, without limitation, the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise affected by the delivery and execution of this Agreement or any other document delivered pursuant to Section 3 of this Agreement.
     7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
Contribution Agreement
(NRG)
Exhibit B — Form of Contribution and Assumption Agreement

     IN WITNESS WHEREOF, Transferors and Recipient have executed this Agreement as of the day and year first above written.

TEXAS GENCO HOLDINGS, INC.

By:

Name:
Title:

NRG SOUTH TEXAS LP

By:	Texas Genco GP, LLC
its general partner

By:
Name:
Title:

NRG NUCLEAR DEVELOPMENT COMPANY LLC

By:
Name:
Title:
Contribution Agreement
(NRG)
Exhibit B — Form of Contribution and Assumption Agreement

EXHIBIT C
Arbitration Procedures
     1.1 Disputes. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or to the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement (whether extra-contractual in nature, sounding in contract, tort or otherwise, or provided for by federal or state statute, common law or otherwise) (a “Dispute ”) shall be finally resolved by binding arbitration under the Non-Administered Arbitration Rules of the International Institute for Conflict Prevention and Resolution (the “Rules”) then in force to the extent such Rules are not inconsistent with the provisions of this Agreement.
     1.2 Negotiation to Resolve Disputes. If a Dispute arises out of or relates to this Agreement, a Party may give notice to all other Parties that it intends to initiate the dispute resolution procedures set forth herein. Promptly upon receipt of such notice, each Party that is a party to the Dispute (each, a “Disputing Party ”) shall refer such Dispute to a senior executive officer (“SEO”) of each Disputing Party (or of Toshiba’s Power Systems Company, in the case of Toshiba on behalf of the Company or its subsidiaries). The SEOs will meet in person or by teleconference as soon as mutually practicable in order to try and resolve the Dispute. If the SEOs are unable to resolve the Dispute on or before the 30th Day after such notice, any Disputing Party may commence an arbitration under this Appendix B by notifying each Party (an “Arbitration Notice”).
     1.3 Selection of Arbitrators.
          (a) Three Arbitrators. Any arbitration conducted under this Appendix B shall be heard by three arbitrators (each an “Arbitrator ” and collectively the “Tribunal”) selected in accordance with this Section 1.3. Each Disputing Party and any proposed Arbitrator shall, as soon as practicable, disclose to the other Disputing Parties any business, personal or other relationship or affiliation that may exist between any Party and the proposed Arbitrators. The Disputing Parties may then object to any of the proposed Arbitrators on the basis of such relationship or affiliation. The validity of any such objection shall be determined according to the Rules.
          (b) Selection of Arbitrators. Except as provided for in this Section 1.3, the Tribunal shall be appointed according to the Rules. In the Arbitration Notice, the Disputing Party requesting arbitration shall nominate one Arbitrator. The Disputing Party named as respondent by the claimant shall nominate one Arbitrator. Within 30 Days of the appointment of the second Arbitrator, the two party-appointed Arbitrators shall appoint a third Arbitrator who shall chair the arbitration. Where the Dispute at issue involves more than two Disputing Parties, the International Institute for Conflict Prevention and Resolution (“CPR” ) shall provide a list of potential Arbitrators. Within seven (7) days of receiving this list, each Disputing Party shall provide to CPR a ranking of the potential Arbitrators on such list showing such Disputing Party’s order of preference among such proposed Arbitrators, with any one or more Disputing Parties who are Affiliates of one another submitting one common ranked list. The CPR shall then appoint all three Arbitrators as it shall determine in its discretion but taking into account to the extent practical the Disputing Parties’ preferences.
     1.4 Conduct of Arbitration. The Tribunal shall expeditiously (and, if practicable, consistent with the Tribunal’s primary responsibility to justly adjudicate the dispute before it, within 180 Days after the appointment of the third Arbitrator) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Washington, D.C. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et. seq. Except as expressly provided to the contrary in this Agreement, the Tribunal shall have the power to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Tribunal, subject to such protective orders as the Tribunal determines necessary for the protection of any information so requested that is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and to grant injunctive relief and enforce specific performance. The Tribunal shall not have the power to award punitive or any other form of indirect or non-compensatory damages, even if such are available under the governing law and even if a court would otherwise be empowered to avoid this limitation on damages to make such an award. If it deems necessary, the Tribunal may propose to the Disputing Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Disputing Parties, which shall not be unreasonably withheld. The decision of the Tribunal (which shall be rendered in writing) shall be final, nonappealable and binding upon the Parties and may be enforced in any court of competent jurisdiction. Each Party hereby consents to the non-exclusive personal jurisdiction and venue of the Washington D.C. courts for any proceedings in aid of arbitration under this Section, including any request for interim or injunctive relief. Notwithstanding the foregoing consent, the Parties may nevertheless seek interim or injunctive relief from any court of competent jurisdiction.
     1.5 Arbitration Costs and Expenses. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Tribunal and any experts retained by the Tribunal, shall be borne by the Disputing Party or Disputing Parties who is or are the least successful in such process, which shall be determined by the Tribunal by comparing the position asserted by each Disputing Party on all disputed matters taken together to the final decision of the Tribunal on all disputed matters taken together, provided however, that each Disputing Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Tribunal determines that compelling reasons exist for allocating all or a portion of such costs and expenses to the other Disputing Parties.

SCHEDULES TO CONTRIBUTION AGREEMENT (NRG)
     These schedules (the “Disclosure Schedules”) are being delivered in connection with the Contribution Agreement (NRG) (the “Agreement”), dated as of **, by and among Genco, South Texas and the Company. Unless the context otherwise requires, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.
     No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission, representation or indication that such item or other matter is “material” or is reasonably likely to have a “Material Adverse Effect,” that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules or that such item or matter or similar items or matters are outside of the ordinary course of business or inconsistent with past practice. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any law or contract shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.
     Unless otherwise indicated herein, all section references are to Sections of the Agreement. Any matter set forth under any item in any section or subsection of the Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection to which the relevance of such item is reasonably apparent.
     The headings to each section and subsection included in the Disclosure Schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Agreement.
     In disclosing the information in the Disclosure Schedules, Genco and South Texas expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

**	This portion has been redacted pursuant to a confidential treatment request.
Schedules to Contribution Agreement
(NRG)

SCHEDULE 2.1(d)
Transferred Contracts and Permits
     **

**	This portion has been redacted pursuant to a confidential treatment request.
Schedules to Contribution Agreement
(NRG)
Schedule 2.1(d)

SCHEDULE 2.3
Excluded Assets
     1. None.
Schedules to Contribution Agreement
(NRG)
Schedule 2.3

SCHEDULE 4.3
Non-Contravention
     **

**	This portion has been redacted pursuant to a confidential treatment request.
Schedules to Contribution Agreement
(NRG)
Schedule 4.3

SCHEDULE 4.4
Defaults Under Transferred Contracts
     1. None.
Schedules to Contribution Agreement
(NRG)
Schedule 4.4

SCHEDULE 4.5
Legal Proceedings
     1. None.
Schedules to Contribution Agreement
(NRG)
Schedule 4.5

SCHEDULE 4.6
Exceptions to Title
     **

**	This portion has been redacted pursuant to a confidential treatment request.
Schedules to Contribution Agreement
(NRG)
Schedule 4.6

SCHEDULE X
Permitted Encumbrances
     **

**	This portion has been redacted pursuant to a confidential treatment request.
Schedules to Contribution Agreement
(NRG)